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                                                                   Exhibit 10.39
January 16, 1999


Via Facsimile








Mr. Scott Sangster
Burstall Ward
3100, 324-8th Ave. SW
Calgary, Alberta
T2P 2Z2

Re: Venture Seismic Ltd.

Dear Mr. Sangster:

I J. Joseph Ciavarra, Jr. hereby resign as a director of Venture Seismic Ltd. effective immediately.


Respectfully yours,


/s/ J. Joseph Ciavarra, Jr.
J. Joseph Ciavarra, Jr.



Cc: Venture Seismic Ltd.
3110-80 Avenue SE
Calgary, Alberta T2C 1J3